SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 17, 2010

SILVER FALCON MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

7322 Manatee Avenue West, #299

Bradenton, Florida 34209

 (Address of principal executive offices) (Zip Code)

(941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

Silver Falcon Mining, Inc. held its Annual Meeting of Stockholders on September 17, 2010 (the “Annual Meeting”). At the Annual Meeting, our stockholders (i) elected the persons listed below to serve as directors for a term of one year expiring at the 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualified; and (ii) ratified the appointment of W.T. Uniack & Co. CPA’s P.C. to serve as our independent registered public accounting firm for 2010.

Set forth below are the preliminary voting results for these proposals:

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Item 1:	The election of six directors for a one-year term expiring at the 2011 Annual Meeting

	For	Withheld	Broker Non-Votes
Pierre Quilliam	163,982,177	2,316,857	100,032,561
Allan Breitkreuz	161,353,116	4,945,918	100,032,561
Denise Quilliam	159,954,071	6,344,963	100,032,561
Christian Quilliam	158,782,343	7,516,691	100,032,561
Lewis Georges	166,064,554	234,480	100,032,561
David J. Bommarito	166,068,315	230,719	100,032,561

Item 2:	The ratification of the appointment by the Company of W.T. Uniack & Co. CPA’s P.C. as the Company’s independent registered public accounting firm for 2010

For	Against	Abstain
257,144,012	4,832,148	4,340,435

Voting was based upon 1 vote for each share of Class A Common Stock and 40 votes for each share of Class B Common Stock.

Final voting results will be reported by an amended Form 8-K as soon as they are available.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER FALCON MINING, INC.
Date: September 23, 2010	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer

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